UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

BOXABL Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56579	85-2511929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Non-Voting Series A-2 Preferred Stock, $0.00001 par value

Non-Voting Series A-1 Preferred Stock, $0.00001 par value

Non-Voting Series A Preferred Stock, $0.00001 par value

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2024, at a meeting of the board of directors (the “Board”) of BOXABL Inc. (the “Company” or “BOXABL”), the Board approved for fiscal year 2024 the employment agreements for the Company’s Chief Executive Officer (“CEO”), Paolo Tiramani, and the Director of Marketing, Galiano Tiramani, dated January 1, 2023, and previously filed as Exhibits 10.6 and 10.7 to the Company’s registration statement on Form 10-12G, Commission File No. 000-56579. The Board also approved cash bonuses for the CEO and the Director of Marketing in the amount of 50% of their base salary or $297,500 for each officer, pursuant to their employment agreements under which the CEO and Director of Marketing are eligible to earn an annual discretionary bonus. The Board also approved certain perquisites available under their employment plans. In particular, the Board approved the use of a Company vehicle by the Director of Marketing, including the cost of insurance and registration, based on such costs during 2023, will be approximately $9,320. The Board also approved costs for security equipment and installation for the Director of Marketing and his family in the amount of $48,955 to address safety concerns due to specific threats arising directly as a result of his position with the Company. BOXABL requires security measures for the Company’s benefit due to the importance of Mr. Tiramani to BOXABL. The Compensation Committee will regularly review these services and related costs on at least an annual basis. Finally, the Board approved the field testing of Company products by the CEO and Director of Marketing at their homes as permitted under their employment agreements.

The Board also approved in its discretion a cash bonus for its Chief Financial Officer, Martin Costas, in the amount of 50% of his base salary or $162,500.

Item 8.01. Other Events.

At this same meeting held on January 19, 2024, the Board ratified its appointment of independent directors to the Company’s Compensation Committee (David R. Cooper II, Veronica Nkwodimmah Stanaway, and Gregory F. Ugalde, Christopher J. Valasek, and Zvi Yemini) and adopted the Compensation Committee Charter, including designation of certain powers to review and approve the Company’s compensation practices and policies, and administration of the Company’s Amended Stock Incentive Plan, which was previously filed as Exhibit 10.5 to the Company’s registration statement on Form 10-12G, Commission File No. 000-56579.

At this same meeting, the Board ratified the appointment of its independent Audit Committee members (David R. Cooper II, Veronica Nkwodimmah Stanaway, and Gregory F. Ugalde), and appointed Mr. Ugalde as Chair and Ms. Stanaway as the Audit Committee Financial Expert. The Board adopted the Audit Committee Charter, including designation of certain powers to oversee the independent auditors, the accounting and financial reporting process, audit and preparation of financial statements, and to exercise other powers and authority as permitted by the Charter, the Policy for Conflicts of Interest and Related Party Transactions, and approved other Company compliance policies.

Additionally, the Board ratified its appointment of directors to serve on the Company’s Nominating and Corporate Governance Committee, including two independent directors (Paolo Tiramani, Galiano Tiramani, Gregory F. Ugalde, and Zvi Yemini), and adopted the Nominating and Corporate Governance Committee Charter, including certain powers it will have to identify qualified nominees, oversee evaluation of the Board and key management, and develop and recommend to the Board a set of corporate governance principles, and exercise other powers and authority, including oversight of the Company’s identified mandates.

The Company uses, and will continue to use, its website, press releases, and various social media channels, including its X (formerly known as Twitter) account (twitter.com/BOXABL), its LinkedIn account (https://www.linkedin.com/company/boxabl/), its Facebook account (facebook.com/boxabl), its TikTok account (tiktok.com/boxabl), its Instagram account (instagram.com/boxabl), and its YouTube account (youtube.com/@BOXABL), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed as material information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXABL Inc.

Date: January 25, 2024	By:	/s/ Paolo Tiramani
Paolo Tiramani
Chief Executive Officer